UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MOBILE MINI, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

4646 E. Van Buren Street

Suite 400

Phoenix, Arizona 85008

ADDITIONAL INFORMATION REGARDING THE MOBILE MINI, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 1, 2020

The following Notice of Change to Virtual Meeting Format for Annual Meeting of Stockholders (this “Supplement”) to be held on May 1, 2020 relates to the proxy statement (the “Proxy Statement”) of Mobile Mini, Inc. (the “Company”), dated March 16, 2020, made available to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 1, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available on or about April 10, 2020 to stockholders of record as of March 3, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 1, 2020

To the Stockholders of Mobile Mini, Inc.

Due to the emerging public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our employees and stockholders, NOTICE IS HEREBY GIVEN that the format of the Annual Meeting of Stockholders of the Company has changed. As previously disclosed, the Annual Meeting will be held on Friday, May 1, 2020 at 11:00 a.m. local time. In light of public health concerns regarding the COVID-19 pandemic, the Annual Meeting will now be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed by the Company, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 3, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the virtual Annual Meeting at www.virtualshareholdermeeting.com/MINI2020, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. You may vote or ask questions during the virtual Annual Meeting by following the instructions available on www.virtualshareholdermeeting.com/MINI2020. Persons without a control number may attend the virtual Annual Meeting as guests, but they will not have the option to vote shares or ask questions. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in format and may continue to be used to vote your shares in connection with the Annual Meeting.

You may begin to log into the virtual meeting platform at www.virtualshareholdermeeting.com/MINI2020 and enter your control number beginning fifteen (15) minutes before the commencement of the Annual Meeting. The  meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the virtual Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A replay of the webcast will be available on the Investor Relations section of the Company’s website at www.mobilemini.com until May 15, 2020.

We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location. Questions may be submitted during the virtual Annual Meeting through www.virtualshareholdermeeting.com/MINI2020 or during the fifteen (15) minutes before commencement of the Annual Meeting.

By Order of the Board of Directors,

Christopher J. Miner

Corporate Secretary

April 10, 2020

The Annual Meeting on May 1, 2020 at 11:00 a.m. MST is available at www.virtualshareholdermeeting.com/MINI2020. The Proxy Statement and Annual Report are available on the Investor Relations section of our website at www.mobilemini.com. Additionally, you may access our proxy materials at www.proxyvote.com.